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                             BELL, BOYD & LLOYD LLC
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       70 West Madison Street, Suite 3100 . Chicago, Illinois 60602-4207
                        312.372.1121 . Fax 312.827.8000






                               March 3, 2005

Nuveen Tax-Advantaged Floating Rate Fund
333 West Wacker Drive
Chicago, Illinois  60606

Ladies and Gentlemen:

                    Nuveen Tax-Advantaged Floating Rate Fund

         We have acted as counsel for Nuveen Tax-Advantaged Floating Rate Fund (the "Fund") in connection with the registration under the Securities Act of 1933 (the "Act") of certain of its common shares of beneficial interest (the "Shares") in registration statement no. 333-122276 on form N-2 as it is proposed to be amended by pre-effective amendment no. 2 (as proposed to be amended, the "Registration Statement").

         In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the agreement and declaration of trust and by-laws of the Fund, actions of the board of trustees of the Fund authorizing the issuance of shares of the Fund and the Registration Statement.

         We assume that, upon sale of the Shares, the Fund will receive the authorized consideration therefor, which will at least equal the net asset value of the Shares.

         Based upon the foregoing, we are of the opinion that when the Shares are issued and sold after the Registration Statement has been declared effective and the authorized consideration therefor is received by the Fund, they will be legally issued, fully paid and nonassessable by the Fund, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for obligations of the Fund.

         In rendering the foregoing opinion, we have relied upon the opinion of Bingham McCutchen LLP expressed in their letter to us dated March 3, 2005.

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Nuveen Tax-Advantaged Floating Rate Fund
March 3, 2005
Page 2

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                         Very truly yours,

                                         Bell, Boyd & Lloyd, LLC